                                                                EXHIBIT 10.19

                     FIFTH AMENDMENT TO CREDIT AGREEMENT,
                         AMENDMENT TO FOURTH AMENDMENT
                            AND AMENDMENT TO WAIVER


  This FIFTH AMENDMENT TO CREDIT AGREEMENT, AMENDMENT TO FOURTH AMENDMENT AND AMENDMENT TO WAIVER dated as of June 4, 1997 (this "Agreement") by and among RAMSAY HEALTH CARE, INC. (the "Company"), a Delaware corporation, GREENBRIER HOSPITAL, INC. ("Greenbrier"), a Louisiana corporation, HOUMA PSYCHIATRIC HOSPITAL, INC. ("Houma"), a Louisiana corporation, HSA OF OKLAHOMA, INC. ("HSA"), an Oklahoma corporation, CAROLINA TREATMENT CENTER, INC. ("Carolina"), a South Carolina corporation, GULF COAST TREATMENT CENTER, INC. ("Gulf Coast"), a Florida corporation, and ATLANTIC TREATMENT CENTER, INC. ("Atlantic"), a Florida corporation, as Borrowers (collectively, the "Borrowers"), GREAT PLAINS HOSPITAL, INC., a Missouri corporation, and THE HAVEN HOSPITAL, INC., a Delaware corporation (collectively, the "Original Guarantors"), H.C. PARTNERSHIP, a general partnership organized and existing under the laws of Alabama, HSA HILL CREST CORPORATION, an Alabama corporation and H.C. CORPORATION, an Alabama corporation, as Guarantors (collectively, the "Guarantors" and with the Original Guarantors, the Company and the Borrowers, the "Obligors"), RHCI ACQUISITION CORP., a Delaware corporation ("Acquisition"), SOCIETE GENERALE, a French banking corporation acting by and through its New York Branch, FIRST UNION NATIONAL BANK OF NORTH CAROLINA, a national banking association, and HIBERNIA NATIONAL BANK, a national banking association, as Lenders (collectively, the "Lenders"), and SOCIETE GENERALE, as the issuer of the Letter of Credit described in the Credit Agreement (in such capacity, the "Issuing Bank") and as agent for the Lenders (in such capacity, the "Agent") as provided in the Credit Agreement (as defined below). Capitalized terms used and not defined herein have the meaning given to them in the Credit Agreement.

                             W I T N E S S E T H :
                             - - - - - - - - - -

  WHEREAS, the Borrowers, the Original Guarantors, the Lenders, the Agent, and the Issuing Bank are parties to a Credit Agreement dated as of May 15, 1993, as amended by a Consent and Amendment dated as of April 12, 1995, a Second Amendment dated as of September 15, 1995, a Third Amendment dated as of August 15, 1996, and a Fourth Amendment to Credit Agreement, First Amendment to Waiver, Consent to Merger and Extension Agreement dated as of May 15, 1997 (the "Fourth Amendment") (as amended, supplemented and modified from time to time, the "Credit Agreement");

WHEREAS, the Issuing Bank issued six Letters of Credit pursuant to the terms of the Credit Agreement to provide for the payment of the principal of and interest on certain Bonds issued for the benefit of each of the Borrowers;

  WHEREAS, the Obligors (other than the Guarantors) entered into a Waiver to Credit Agreement dated as of September 30, 1996, as amended by the Letter Agreement dated November 12, 1996 (the "Waiver") with the Agent, the Issuing Bank and the Lenders pursuant to which, among other things, the Agent, the Issuing Bank and the Lenders agreed to waive the Obligors' compliance with certain covenants in the Credit Agreement during the period June 30, 1996 through June 30, 1997 (the "Waiver Period");

  WHEREAS, pursuant to the terms of the Fourth Amendment, the Issuing Bank, the Agent and the Lenders agreed, among other things, (i) to amend certain provisions of the Credit Agreement and the Waiver subject to the satisfaction of certain conditions stated in the Fourth Amendment, including the Obligors entering into an agreement on or before June 4, 1997 modifying the financial covenants set forth in Section 7.16 of the Credit Agreement for all periods subsequent to June 30, 1997 and (ii) to consent to the proposed merger between Acquisition and Ramsay Managed Care, Inc., a Delaware corporation ("RMCI," which term shall include RMCI's Subsidiaries and the surviving corporation of the merger between RMCI and Acquisition and all of such surviving corporation's Subsidiaries) (the merger and other transactions contemplated by the Plan of Merger dated as of October 1, 1997 are hereinafter referred to collectively as the "Merger Transaction"); and

  WHEREAS, the Obligors and the Agent, for the benefit of the Lenders, agreed to extend the June 2, 1997 date for satisfaction of certain conditions stated in the Fourth Amendment to June 4, 1997 pursuant to a letter agreement dated May 30, 1997.

  NOW THEREFORE, in consideration of the premises and the understandings herein set forth, intending to be legally bound, and in order to fulfill certain of the conditions to the effectiveness of (i) the amendments to the Credit Agreement and the Waiver, and (ii) the Lenders', the Issuing Bank's and the Agent's consent to the Merger Transaction, the Obligors, Acquisition, the Lenders, the Issuing Bank and the Agent hereby agree as follows:

1.  Amendment to Fourth Amendment.  Subject to Section 7 below, the Fourth
    -----------------------------
Amendment is hereby amended as follows:

  (a) Section 5 is deleted in its entirety.

  (b)  Section 8(d) is amended to delete the language    ", including all of its
real and personal property and all of the

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issued and outstanding shares of capital stock of RMCI" and substituting therefore ", and all of RMCI's Subsidiaries, including all of their respective real and personal property and all of their respective issued and outstanding shares of capital stock owned by RMCI or RMCI's Subsidiaries"; and

  (c) Section 8(e) is amended and restated in full as follows:

     (e) So long as any credit remains available to the respective Trustee under each Existing Letter of Credit, the Obligors shall pay to the Agent for the account of the Lenders an amount equal to .25% per annum of the Letter of Credit Amount for the quarter ending November 15, 1997; an amount equal to .50% per annum of the Letter of Credit Amount for the quarter ending February 15, 1998; an amount equal to .75% per annum of the Letter of Credit Amount for the quarter ending May 15, 1998; and an amount equal to 1.00% per annum of the Letter of Credit Amount for the quarter ending August 15, 1998 and for every quarter ending thereafter on the quarterly payment dates specified in Section 2.07(b) of the Credit Agreement (which fees shall be in addition to and not in substitution for the Commitment Fees required to be paid pursuant to Section 2.07(b) of the Credit Agreement and Section 3(e) of the Waiver) .

  2.  Amendments to Credit Agreement.  Subject to the conditions in Section 7
      ------------------------------
below, the conditions in Section 4 of the Fourth Amendment and the other terms and conditions of the Fourth Amendment and this Agreement, the Credit Agreement is hereby amended as follows:

  (a) Section 7.13 of the Credit Agreement is hereby amended to add the following new subsections (e) and (f):

     (e) Debt to Paul Ramsay Hospitals Pty. Limited (or to any Affiliate thereof) outstanding from time to time from Ramsay Managed Care, Inc., a Delaware corporation ("RMCI"), as listed on Schedule 1 to the Fifth Amendment to Credit Agreement, Amendment to Fourth Amendment and Amendment to Waiver dated as of June 4, 1997 (the "Fifth Amendment"), provided that the repayment
                                                    --------
  of such Debt is (i) subordinated to the payment of the Obligors'
  obligations under this Agreement and any other Credit Document to which an Obligor is a party and (ii) not made before the full and indefeasible payment of the obligations under this Agreement and any other Credit Document to which an Obligor is a party and provided further that copies of all instruments and
                            --------
  any other agreements evidencing or
  covering the terms of such Debt are provided to the Agent simultaneously with the incurrence of such Debt;

     (f) Debt to any Affiliate of an Obligor to the extent such Affiliate made a loan to the Company, any of the other Obligors or RMCI or any of its Subsidiaries, the proceeds of which were used to make a payment o (x)
  the Agent, the Issuing Bank or the Lenders or (y) the Life Companies, provided that the repayment of such Debt is (i) subordinated to the
  --------
  payment of the Obligors' obligations under this Agreement and any other Credit Document to which an Obligor is a party and (ii) not made before the full and indefeasible payment of the obligations under this Agreement and any other Credit Document to which an Obligor is a party.

  (b) Section 7.16 of the Credit Agreement is hereby amended and restated in full as follows:

     (a)  Consolidated Fixed Charge Coverage Ratio.  The Obligors will maintain,
          ----------------------------------------
  and the Company will cause the other Consolidated Companies to maintain, as to the Consolidated Companies on a consolidated basis, as of the end of each fiscal quarter of the Consolidated Companies for the 12-month period then ended, a Fixed Charge Coverage Ratio of at least the following amounts from and after the date indicated:

  From and after    Fixed Charge Coverage Ratio
  --------------    ---------------------------

  April 1, 1996         1.40 to 1
  July 1, 1999          1.75 to 1
  January 1, 2000       2.00 to 1

     (b)  Consolidated Current Ratio.  The Obligors will maintain, and the
          --------------------------
  Company will cause the other Consolidated Companies to maintain, as to the Consolidated Companies on a consolidated basis at all times a Current Ratio of at least .90 to 1, without giving effect to each of the accelerated prepayments due to (i) the Agent, for the benefit of the Issuing Bank and the Lenders, pursuant to the Section 8(f) of the Fourth Amendment to Credit Agreement, First Amendment to Waiver,
  Consent to Merger and Extension Agreement dated as of May 15, 1997 (as amended, supplemented or otherwise modified, the "Fourth Amendment") and Section 6(d) of the Fifth Amendment and (ii) the Life Companies pursuant to Sections 5.2(c) or 5.2(d) of the Life Company Indenture, as amended by the Fifth Supplemental Trust Indenture dated as of June 1,

  1997 (the Fifth Supplemental Trust Indenture")(each such prepayment as "Accelerated Payment" and collectively, the "Accelerated Payments").

     (c)  Consolidated Leverage Ratio.  The Obligors will maintain, and the
          ---------------------------
  Company will cause the other Consolidated Companies to maintain, as to the Consolidated Companies on a consolidated basis at all times a Leverage Ratio of not more than 1.50 to 1.

     (d)  Consolidated Tangible Net Worth.  The Obligors will maintain, and the
          -------------------------------
  Company will cause the other Consolidated Companies to maintain, at all times a Consolidated Tangible Net Worth of at least $45,000,000.

     (e)  Short-Term Debt.  The Obligors will not permit, and the Company will
          ---------------
  cause the other Consolidated Companies not to permit, Short-Term Debt of the Consolidated Companies on a consolidated basis, excluding the Accelerated Payments and the Term Loans to be executed in connection with Section 8(f) of the Fourth Amendment and Section 6(d) of the
  Fifth Amendment, to exceed at any time an amount equal to $2,000,000; provided, however, solely for purposes of calculating the financial
  --------  -------
  covenants in this Section 7.16 and Section 7.22, neither Ramsay
  Managed Care, Inc. nor any of its Subsidiaries existing from time to time shall be considered to be a Consolidated Company or part of the consolidated group.

  (c) Section 7.34 of the Credit Agreement is hereby amended and restated in full as follows:

     Section 7.34.  Reduction of Maximum Credit Availability.  The Borrowers
                    ----------------------------------------
  will cause the Maximum Credit Availability to be reduced to not more than $12,883,000 by September 30, 1997, and to not more than $6,754,000 by September 30, 1998, through permanent reductions in the total of the Letter of Credit Amounts of the Letters of Credit as a result of mandatory sinking fund redemptions and/or optional redemptions of Bonds.

  (d) Section 8.01 of the Credit Agreement is amended to insert the following new subsections:

     (o) Subsequent to the consummation of the Merger Transaction (as defined in the Fifth Amendment), failure by RMCI to perform or comply with any of the terms or conditions in the Sections of this Agreement enumerated in Section 8.01(c) or to perform or comply with any of the other terms or conditions contained in this Agreement and continuance of such failure for 30 days after the earlier of (i) written notice from the Agent to the Company or (ii) RMCI has actual knowledge that such failure has occurred (or for such longer period to which the Agent in its sole discretion may agree in the case of a failure not curable by the exercise of due diligence within such 30-day period, provided that RMCI shall have commenced to cure such failure within such 30-day period and shall complete such cure as quickly as reasonably possible with the exercise of due diligence); or

     (p) Failure by any of the Obligors to perform or comply with any of the terms or conditions in the Fourth Amendment to Credit Agreement, First Amendment to Waiver, Consent to Merger and Extension Agreement dated as of May 15, 1997 or the Fifth Amendment to Credit Agreement,
  Amendment to Fourth Amendment and Amendment to Waiver dated as of June
  4, 1997; or

     (q) The occurrence of an Event of Default, which has not been cured or waived in writing by the Agent, as defined in the Guarantee of Paul J. Ramsay and Paul Ramsay Holdings Pty. Ltd, dated as of June 4, 1997; or

     (r) Notwithstanding anything herein to the contrary, the acceleration or prepayment of all or any part of the obligations under the Life
  Company Senior Notes or the Life Company Subordinated Notes, other than an Accelerated Payment or other mandatory prepayment under
  Section 5.2(a) and (b) or a payment under Section 5.3 of the Life
  Company Indenture as amended by the Fifth Supplemental Trust
  Indenture.

  3.  Amendment to Waiver.  Subject to the conditions in Section 7 below,
      -------------------
Section 4 of the Fourth Amendment and the other terms and conditions of the Fourth Amendment and this Agreement, Section 3(b) of the Waiver is amended to insert the following prior to the period at the of the sentence:

  provided, however, the Obligors may request a conversion of any unpaid
  --------  -------
  reimbursement obligations under the Credit Agreement to a Term Loan due no earlier than September 30, 1998 with respect to a "Tender Draft" on a Letter of Credit based on a drawing under a Letter of Credit in respect of the payment of the purchase price of Bonds tendered for purchase and not successfully remarketed pursuant to the Indenture.

  4.  Consent to Merger Transaction.  To induce the Issuing Bank, the Agent, and
      -----------------------------
the Lenders to consent to the Merger Transaction and in fulfillment of the conditions precedent to the effectiveness of the consent of the Issuing Bank, the Agent and the Lenders to the Merger Transaction set forth in Section 6 of the Fourth Amendment, the Obligors and Acquisition hereby agree as follows:

  (a) The Obligors hereby covenant and agree that subsequent to the consummation of the Merger Transaction, (i) RMCI will be maintained as a separate subsidiary and its assets and liabilities shall not be combined with any of the Obligors' assets and liabilities, except for the consolidated financial reporting purposes of the Company, and (ii) they shall not make any loans, payments, advances, equity contributions or investments in RMCI provided that, notwithstanding anything to the contrary in Article 7 of the Credit Agreement, RMCI may distribute cash, property or other assets to the Company, provided that such distribution does not constitute a Default or an Event of Default and provided further that any such cash, property or other assets shall be subject to security interests and liens in favor of the Agent, for the ratable benefit of the Lenders, and the Life Companies in accordance with the Ratio (as such term is defined in the Intercreditor Agreement dated as of December 4, 1996 among the Trustees the Life Companies, the Agent, the Issuing Bank and the Lenders (the "Intercreditor Agreement"));

  (b) Acquisition hereby covenants and agrees that so long as any amount is available under any of the Letters of Credit, any of the Letters of Credit has not been terminated by its terms and surrendered to the Issuing Bank or any amount is owing to the Agent, the Issuing Bank or any Lender under the Credit Agreement or any other Credit Document, except to the extent the Agent shall otherwise consent in writing, (i) it shall perform and comply with each of the covenants set forth in Article VII of the Credit Agreement as if such covenants expressly applied to Acquisition; and (ii) all existing commitments to RMCI for equity or debt financing listed on Schedule 1, shall not be terminated, amended or otherwise modified other than an amendment or modification which provides more favorable terms to RMCI; and

(c) Prior to the consummation of the Merger Transaction, the Obligors and Acquisition shall deliver to the Agent lien searches, through a date satisfactory to the Agent, showing no Liens affecting the assets of Acquisition and RMCI.

  5.  Representations and Warranties.  Each of the Obligors and Acquisition
      ------------------------------
hereby represents and warrants as of the date hereof that:

  (a) The representations and warranties made by the Obligors in the Credit Agreement and all other Credit Documents, including, without limitation, the Waiver, and the Fourth Amendment are true and correct on and as of the date of execution and delivery by the Obligors and Acquisition of this Agreement, except to the extent that such representations and warranties expressly relate to an earlier date. After giving effect to this Agreement, no Default or Event of Default has occurred and is continuing on the date of execution and delivery by the Obligors and Acquisition of this Agreement.

  (b) This Agreement has been duly authorized by all requisite action on behalf of the Obligors and Acquisition and constitutes the legal, valid and binding obligation of the Obligors and Acquisition, enforceable in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws or equitable principles affecting creditors' rights generally.

  (c) The Obligors and Acquisition have obtained all consents and approvals necessary to their execution and delivery of this Agreement and the Merger Transaction.

  (d) The Maximum Credit Availability is $16,443,000. The Obligors have no setoff, counterclaim, claim or defense against the Agent, the Issuing Bank or the Lenders with respect to the Obligors' obligations under the Credit Agreement and the other Credit Documents.

  (e) The Obligors are in compliance with all of the terms and conditions in the Credit Agreement, the Waiver and the other Credit Documents.

  (f) Since March 31, 1997, there has been no material adverse change in the properties, business operations, assets, liabilities, conditions (financial or otherwise) or prospects of any of the Obligors (or the Obligors taken as a whole).

  (g) Acquisition is a Consolidated Subsidiary and after the Merger Transaction is consummated, RMCI will be a Consolidated Subsidiary.

  (h) Acquisition is a corporation dully organized, validly existing and in good standing under the laws of the state of Delaware.

  (i) Acquisition is a direct wholly-owned Subsidiary of the Company.

  (j) All existing commitments to RMCI for equity or debt financing including, without limitation, commitments from RMCI's Affiliates are listed on
Schedule 1.

  (k) After the Merger Transaction is consummated, RMCI will have the corporate power and authority and legal right to own and operate its property, to lease the property it operates under lease, and to carry on its business as it is now being conducted, and will be duly qualified to transact business as a foreign corporation in good standing under the laws of each state where its ownership, lease or operation of property or the conduct of its business requires such qualification, except to the extent that failure to qualify to transact business would not have a material adverse effect on the business, operations, assets, condition (financial or otherwise) or prospects of RMCI or of the Consolidated Companies taken as a whole and could not materially adversely affect its ability to perform its obligations under the Credit Documents to which it is a party.

  (l) All of the representations and warranties set forth in Sections 6.04, 6.05, 6.07, 6.08, 6.09, and 6.12 through and including 6.27 of the Credit Agreement shall be applicable to Acquisition, and after the consummation of the Merger Transaction, to RMCI except that (a) all pending litigation with respect to RMCI of the type referred to in Section 6.07 of the Credit Agreement is disclosed on Schedule 2; (b) the capitalization of Acquisition and RMCI is set forth on Schedule 3; (c) any exceptions with respect to RMCI's environmental representations set forth in Section 6.15 of the Credit Agreement are set forth on Schedule 4; (d) a description of all Debt of RMCI immediately after the consummation of the Merger Transaction having an outstanding principal balance of $1,000,000 or more is set forth on Schedule 5; (e) a complete list of all Operating Leases of property to RMCI which are Material Contracts is set forth on Schedule 6; (f) a complete list of all of RMCI's outstanding Loans and Investments, as described in Section 6.19 of the Credit Agreement, is set forth on Schedule 7; (g) RMCI's offices and business locations as described in Section
6.21 of the Credit Agreement are set forth on Schedule 8; and (h) a complete and accurate list of all of RMCI's employment and investment agreements as described in Section 6.23 of the Credit Agreement is set forth on Schedule 9.

  6.  Obligors' Agreement; Release.  In consideration of the Issuing Bank's,
      ----------------------------
Agent's and Lenders' consent to the amendments to the Credit Agreement and Waiver, the Issuing Bank's, Agent's and Lenders' consent to the Merger Transaction and extension of the Expiration Date of the Existing Letters of Credit, the Obligors and Acquisition agree as follows:

  (a) They shall comply with all of the terms and conditions of this Agreement, the Waiver, the Fourth Amendment and the other Credit Documents (as modified by the Waiver, the Fourth Amendment and this Agreement).

  (b) In connection with their obligations under Section 8(c)(i) of the Fourth Amendment, the Obligors shall deliver or cause to be delivered to the Agent on or before July 15, 1997 the following:

    (i) title insurance policies insuring the Liens of the mortgages, if any, delivered pursuant to such section as first priority Liens, subject to no exceptions to title except as approved by the Agent;

    (ii) lien searches in all appropriate jurisdictions, confirming the perfection and first priority of the Agent's Lien with respect to all of the Collateral in which a security interest may be perfected by the filing of a Uniform Commercial Code financing statement; provided, however, the date by
                                             --------  -------
which such lien searches shall be required to be delivered to the Agent shall be extended, as necessary, to take into account any delay in the filing office of any applicable jurisdiction in making information available and current;

    (iii) such other documents, instruments or other agreements (including, without limitation, stock certificates evidencing shares of stock in RMCI and other Subsidiaries, which certificates shall be duly endorsed in blank or accompanied by stock powers duly executed in blank) as may be reasonably required by the Agent to perfect, maintain or enforce the Liens granted to it for the ratable benefit of the Issuing Bank and the Lenders; and

    (iv) such opinions of counsel to the Obligors as the Agent may reasonably request, each in form and substance satisfactory to the Agent, concerning, among other things, the authorization, execution, delivery, effectiveness and enforceability of the documents delivered in connection with Section 8(c)(i) of the Fourth Amendment.

  (c) The fees and expenses covered by Section 8(b) of the Fourth Amendment to be paid by the Obligors jointly and severally include all fees, costs and expenses incurred or associated with the execution, delivery, enforcement or administration of this Agreement, including, without limitation, recording and filing fees and charges, search fees and title insurance premiums.

  (d) Each of Greenbrier and Gulf Coast shall, on or before July 1, 1998, deliver or cause to be delivered to the Greenbrier Trustee and Gulf Coast Trustee, as the case may be, a notice of optional redemption. The Greenbrier Bonds and the Gulf Coast Bonds shall be redeemed, in whole, On August 1, 1998 and immediately following such redemption with the proceeds of draws on the respective Letters of Credit, the Letters of Credit issue on behalf of Greenbrier and Gulf Coast shall be terminated.

Notwithstanding the requirements of Sections 2.02(a)(4), (e)(4) or 2.03 of the Credit Agreement, Greenbrier and Gulf Coast shall each execute a term note in form and substance reasonably satisfactory to the Agent (the "Greenbrier Term Note" and the "Gulf Coast Note," respectively) on the same Business Day as the termination of the Greenbrier and Gulf Coast Letters of Credit, in favor of the Issuing Bank in the aggregate amount equal to the amount drawn on such Letters of Credit. Interest shall accrue on the Greenbrier Term Note and the Gulf Coast Term Note at a rate no greater than the pre-tax interest rate of fully taxable debt that would provide the same after tax yield to the Lenders as the current tax advantaged interest rate on the Greenbrier and Gulf Coast Bonds plus all related fees and costs of credit support. The aggregate outstanding amount of the Greenbrier Term Note, together with interest accrued thereon, shall be payable on or before September 30, 1998. The aggregate outstanding principal amount under the Gulf Coast Term Note shall be reduced to $2,800,000 on or before September 30, 1998 with all remaining amounts under the Gulf Coast Term Note to be due and payable on a date to be mutually agreed upon by the Obligors and the Agent.

  (e) Each of the Obligors and Acquisition hereby releases, remises, acquits and forever discharges the Issuing Bank, the Agent and the Lenders and their respective employees, agents, representatives, consultants, attorneys, fiduciaries, officers, directors, partners, predecessors, successors and assigns, subsidiary corporations, parent corporations and related corporate divisions (all of the foregoing hereinafter called the "Released Parties"), from any and all actions and causes of action, judgments, executions, suits, debts, claims, demands, liabilities, obligations, damages and expenses of any and every character, known or unknown, direct and/or indirect, at law or in equity, of whatsoever kind or nature, whether heretofore or hereafter arising, for or because of any matter or things done, omitted or suffered to be done by any of the Released Parties prior to and including the date of execution hereof, and in any way directly or indirectly arising out of or in any way connected to this Agreement, the Credit Agreement or any of the Credit Documents (all of the foregoing hereinafter called the "Released Matters"). The Obligors and Acquisition acknowledge that the agreements in this paragraph are intended to be in full satisfaction of all or any alleged injuries or damages arising in connection with the Released Matters. The Obligors and Acquisition represent and warrant to the Released Parties that none of them has purported to transfer, assign, pledge or otherwise convey any of its right, title or interest in any Released Matter to any other person or entity and that the foregoing constitutes a full and complete release of all Released Matters.

  7.  Conditions Precedent to Effectiveness of this Agreement.  As conditions
      -------------------------------------------------------
precedent to the effectiveness of this

Agreement, the Agent shall be satisfied that all of the conditions precedent set forth in Section 4 of the Fourth Amendment shall have been fulfilled and the Agent shall have received the following in form and substance reasonably satisfactory to the Lenders:

  (a) This Agreement duly executed by each of the obligors, Acquisition and all of the Lenders;

  (b) Certified copies of the Articles of Incorporation and Bylaws of Acquisition and RMCI and the authorizing resolutions with respect to the Fourth Amendment and this Agreement of each Obligor and Acquisition, and good standing certificates for Acquisition and RMCI issued by the state of its incorporation and each other state in which it conducts operations;

  (c) A certificate of the Secretary or Assistant Secretary of each Obligor and Acquisition as to the incumbency and signatures of the Officers of such Obligor or Acquisition executing this Agreement and the Fourth Amendment;

  (d) An opinion, in form and substance satisfactory to the Agent, of Corrs Chambers Westgarth, counsel to Paul J. Ramsay and Paul Ramsay Holdings Pty. Ltd; and

  (e) Payment of all reasonable costs and expenses of the Agent and the Issuing Bank incurred prior to the date of this Agreement in connection with the administration of the Credit Documents, preservation of the rights of the Agent and the Issuing Bank thereunder and the preparation, execution and delivery of this Agreement and the Fourth Amendment, including without limitation, the fees and expenses of Luskin, Stern & Eisler LLP.

  8.  Reference to and Effect on the Credit Documents.
      -----------------------------------------------

  (a) The execution, delivery and effectiveness of this Agreement shall not, except as expressly provided herein, operate as an amendment to or a waiver of any right, power or remedy of the Agent, the Issuing Bank or the Lenders under any of the Credit Documents, or constitute an amendment to or a waiver of any provision of any of the Credit Documents including, without limitation, any provision of the Credit Agreement, the Fourth Amendment or the Waiver. Except as specifically amended or waived hereby, all of the terms and provisions of the Credit Documents, including, without limitation, the Credit Agreement, the Fourth Amendment and the Waiver, shall remain in full force and effect and are hereby ratified and confirmed. Upon the effectiveness of this Agreement, each reference in the Credit Documents to the Credit Agreement or the Waiver shall mean the

Credit Agreement or the Waiver, as the case may be, as amended or waived hereby.

  (b) This Agreement shall be deemed to be a Credit Document for all purposes.

  (c) The failure of any Obligor to perform or comply with any of the terms and conditions contained in this Agreement shall constitute an Event of Default under the Credit Agreement.

  9.  Complete Agreement.  This agreement is a complete memorandum of the
      ------------------
agreement of the Obligors, the Agent, the Issuing Bank and the Lenders and supersedes all prior discussions and drafts relating to the subject matter of this Agreement.

  10.  Counterparts.  This Agreement may be executed in one or more counterparts
       ------------
each of which shall constitute an original Agreement and all of which together shall constitute one and the same Agreement. Telecopied counterparts of the signature pages hereof shall be deemed effective as of the Agent's receipt thereof.

  11.  Governing Law.  This Agreement shall be governed by, and construed in
       -------------
accordance with, the laws of the State of New York, without regard to principles of conflicts of law. The foregoing choice of law is made pursuant to Section 5-1401 of the General Obligations Law of the State of New York.

  12.  Life Company Waiver.  Subject to the conditions in Section 7, the Agent,
       -------------------
the Issuing Bank and the Lenders consent to the execution, delivery and performance by the Company and its Subsidiaries of the Fifth Supplemental Trust Indenture and by Paul J. Ramsay and Paul Ramsay Holdings Pty. Ltd of the Guarantee Agreement (the "Life Company Guarantee"), both substantially in the forms of Exhibits A and B hereto.

  IN WITNESS WHEREOF, the Obligors, the Lenders, the Issuing Bank and the Agent have caused this Agreement to be duly executed and delivered as of the date first above written.

                            RAMSAY HEALTH CARE, INC.


                            By_________________________________
                                                      President

                            GREENBRIER HOSPITAL, INC.


                            By_________________________________
                                                      President

                            HOUMA PSYCHIATRIC HOSPITAL, INC.


                            By_________________________________
                                                      President

                            HSA OF OKLAHOMA, INC.


                            By_________________________________
                                                      President

                            CAROLINA TREATMENT CENTER, INC.


                            By_________________________________
                                                      President

                            GULF COAST TREATMENT CENTER, INC.


                            By_________________________________
                                                      President

                            ATLANTIC TREATMENT CENTER, INC.


                            By_________________________________
                                                      President

                            GREAT PLAINS HOSPITAL, INC.


                            By_________________________________
                                                      President

                            THE HAVEN HOSPITAL, INC.


                            By_________________________________
                                                      President

                            H.C. CORPORATION


                            By_________________________________
                                                      President

                            HSA HILL CREST CORPORATION


                            By_________________________________
                                                      President

                            H.C. PARTNERSHIP


                            By_________________________________
                                     HSA Hill Crest Corporation
                                          as general partner of
                                               H.C. Partnership

                            RHCI ACQUISITION CORP.


                            By_________________________________
                                                      President

                            SOCIETE GENERALE, NEW YORK BRANCH,
                            as Lender, Issuing Bank and Agent


                            By_________________________________

                            Title______________________________

                            FIRST UNION BANK OF NORTH CAROLINA,
                            as Lender


                            By_________________________________

                            Title______________________________

                            HIBERNIA NATIONAL BANK, as Lender


                            By_________________________________

                            Title______________________________